Exhibit 99.1

For Immediate Release

Contact:

Fuse Medical, Inc.

Attention: Devon Peddie, Investor Relations Analyst

1565 North Central Expressway, Suite 220

Richardson, Texas 75080

Office (469) 862-3030

Facsimile (469) 862-3035

info@Fusemedical.com

Fuse Medical, Inc. Ranked No. 56 Fastest Growing Company in North America on Deloitte’s 2018 Technology Fast 500TM

RICHARDSON, TX, November 20, 2018 /Businesswire/ — Fuse Medical, Inc., (OTC: FZMD), (“Fuse” or the “Company”), a contract manufacturer and national distributor of medical devices, announced that it has been named Number 56 on Deloitte’s 2018 Technology Fast 500TM (“Technology Fast 500TM”), an annual ranking of the fastest growing North American companies in the technology, media, telecommunications, life sciences and energy tech sectors.

During the selected period, Fuse’s revenue grew 2,706% securing the No. 56 spot on the list. Overall, 2018 Technology Fast 500TM, companies achieved revenue growth ranging from 143% to 77,260% percent, with the medical device sector having median growth at 396% percent.

Christopher C. Reeg, Chief Executive Officer, commented, “We are honored to make our debut on the Deloitte’s Technology Fast 500. It is a privilege to be included with other fast-growing, innovative companies that are rapidly becoming leaders in their market sectors. This recognition further validates Fuse’s continued commitment to new product development, while adding value to the health care system.”

Sandra Shirai, vice chairman, Deloitte LLP, and U.S. technology, media and telecommunications leader, “Congratulations to the Deloitte 2018 Technology Fast 500 winners on this impressive achievement. These companies are innovators who have converted their disruptive ideas into products, services and experiences that can captivate new customers and drive remarkable growth.”

About Deloitte’s 2018 Technology Fast 500TM

Deloitte’s Technology Fast 500TM provides a ranking of the fastest growing technology, media, telecommunications, life sciences and energy tech companies – both public and private – in North America.

For Immediate Release

In order to qualify for Technology Fast 500TM, a company must meet certain criteria including: (i) be in business for minimum of four years; (ii) headquartered in North America; (iii) at least $50,000 in operating revenue for 2015; (iv) at least $5 million operating revenue for 2018; (v) a growth rate of 75 percentage or greater; and (vi) own proprietary intellectual property or proprietary technology. The winners are selected based on percentage fiscal year revenue growth over a three-year period.

To view more information as well as a full list of winners: Deloitte 2018 Technology Fast 500 Winners.

About Fuse Medical, Inc.

Fuse is a contract manufacturer and national distributor of medical devices, who provides a broad portfolio internal and external fixation products; upper and lower extremity plating and total joint reconstruction; soft tissue fixation and augmentation for sports medicine procedures; full spinal implants for trauma, degenerative disc disease, and deformity indications, (collectively, “Orthopedic Implants”) and a wide array of osteo-biologics and regenerative tissue which include human allografts, substitute bone materials, tendons, and regenerative tissues and fluids (“Biologics”). The Company’s broad portfolio of Orthopedic Implants and Biologics provide high-quality products to assist surgeons with positive patient outcomes and cost-effective solutions for its customers. For more information about Fuse, please visit:www.fusemedical.com.

Forward Looking Statements

Certain statements in this press release, including those related to an anticipated purchase of all of the outstanding membership units and plans for the consolidated company, constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend,” or similar expressions or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based only on information available to the Company as of the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the Company’s filings with the Securities and Exchange Commission; the failure of the Company to close the transaction; and integration issues with the consolidated company. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events, or otherwise, except as required by law.

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